U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                          Date of Report: May 20, 2002



                                  EDUVERSE.COM
        (Exact Name of Small Business Issuer as Specified in its Charter)

                                     NEVADA
              (State or other Jurisdiction as Specified in Charter)



         00-27239                                        88-0277072
(Commission file number)                    (I.R.S. Employer Identification No.)



                          435 Martin Street, Suite 2000
                            Blaine, Washington 98230

                    (Address of Principal Executive Offices)

                                 (360) 332-7734
                           (Issuer's telephone number)

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Items 1 through 4, 6 and 8 not applicable.

Item 5. Other Events

     Potential Acquisition of GeneMax Pharmaceuticals, Inc.

     The board of directors of Eduverse.com, a Nevada corporation (the "Company"), at a special meeting approved the execution of a letter of intent dated May 9, 2002 (the "Letter of Intent") entered into between the Company and GeneMax Pharmaceuticals, Inc., a Delaware corporation ("GeneMax"). Pursuant to the terms of the Letter of Intent, the Company will acquire 100% of the issued and outstanding shares of common stock of GeneMax in exchange for the issuance by the Company to GeneMax of approximately 11,500,000 shares of its restricted common stock. Pursuant to the further terms and provisions of the Letter of Intent, in general (i) the sole business operations of the Company will be in the biotechnology industry; (ii) the Company will change its name and trading symbol; and (iii) the Company will adopt and implement a stock option plan for members, employees and contractors of GeneMax, subject to approval by the shareholders of the Company.

     GeneMax is a biotechnology company specializing in the discovery and development of immunotherapeutics aimed at the treatment and eradication of cancer, and therapies for infectious diseases, autoimmune disorders and transplant tissue rejection.

     The Company and GeneMax agree that the Letter of Intent is binding upon the Company and GeneMax, and that the Company and GeneMax may negotiate prior to execution a definitive agreement such further terms and conditions that are reasonably necessary to carry out and give effect to the terms and provisions of the Letter of Intent. The Company and GeneMax further agree that as a pre-condition to closing such acquisition and the consummation of a definitive agreement encompassing the terms and provisions of the Letter of Intent, the Company may conduct to its satisfaction due diligence which may include, but is not limited to, financial statements, inventory of assets and liabilities, confirmation that GeneMax has complied with all regulatory filings, and receipt of necessary approvals regarding the transaction.

     Based upon review of a wide variety of factors considered in connection with its evaluation of the Letter of Intent, the board of directors of the Company believes that consummation of a definitive agreement with GeneMax would be fair to and in the best interests of the Company and its shareholders.

     Reference is made to the press release issued to the public by the Company on May 13, 2002, the text of which is attached hereto as Exhibit 99.1, for a further description of the event reported pursuant to this Form 8-K.

Item 7. Financial Statements and Exhibits.

     (a)  Financial Statements of Businesses Acquired.

          Not Applicable.

     (b)  Pro Forma Financial Information.

          Not Applicable.

     (c)  Exhibits.

          99.1 Press Release dated May 13, 2002.



                                   SIGNATURES

     In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                             EDUVERSE.COM


Date:  May 20, 2002                          By: /s/ Grant Atkins
                                             --------------------
                                             Grant Atkins, President

                                                                    EXHIBIT 99.1

EDUVERSE.COM                                             (SYMBOL: OTC BB - EDVS)
FOR IMMEDIATE RELEASE Reno, Nevada                                  May 13, 2002

                                BUSINESS EDITORS:

  EDUVERSE.COM common stock is traded on the OTC Bulletin Board in the United
                         States under the symbol EDVS.
--------------------------------------------------------------------------------

               EDUVERSE.COM ANNOUNCES BIOTECHNOLOGY ACQUISITION -
                          GENEMAX PHARMACEUTICALS INC.

Planned Acquisition: EDUVERSE.COM ("the Company") (symbol OTCBB: EDVS) is pleased to announce that on May 10, 2002, the Company executed a Letter of Intent to acquire a 100% interest in the outstanding common shares of GeneMax Pharmaceuticals Inc., a Delaware Corporation ("GeneMax"). GeneMax is a biotechnology company specializing in the discovery and development of immunotherapeutics aimed at the treatment and eradication of cancer, and therapies for infectious diseases, autoimmune disorders and transplant tissue rejection.

About GeneMax: GeneMax was formed in 1999, along with a British Columbia, Canada subsidiary. An exclusive world-wide License Agreement was signed with the University of British Columbia ("UBC") in March 2000 for two patented technologies: 1. a cell-based peptide transfer assay and 2. GeneMax's lead product, a cancer immuno-therapy based on restoration of antigen presentation through Transporters Associated With Antigen-Processing technologies ("TAP"). To date, GeneMax has raised approximately US $2.0 million in funding. An estimated US $5 million is required over the next two years for the balance of pre-clinical development and the beginning of Phase I clinical trials for the TAP product.

GeneMax Lead Product Candidate - An Immunotherapy for Cancer. The global market for effective cancer treatments is large. Immunotherapies represent potential treatments for metastatic cancer, a huge unmet need in the area of oncology. GeneMax's lead product is a therapeutic that enables a body's immune system to recognize the cancer cells as "foreign", and kill them. The technology is aimed at a group of cancers that include lung cancer, liver cancer, kidney cancer, head and neck cancer, breast cancer, melanoma, prostate cancer, colorectal cancer, and cervical cancer. These cancers are characterized by defects in the cellular, antigen presentation pathway, which results in the cancers becoming invisible to the immune system. This allows the cancers to continue to proliferate and eventually spread. GeneMax's lead technology increases the activity of the antigen presentation pathway thus providing sufficient information to the immune system to cause rejection and elimination of tumors from the body. The proof of principle was established by curing mice bearing metastatic small cell lung cancer tumors. This study was published in Nature Biotechnology (Vol. 18, pp 515-520, May 2000). The technology was further validated in melanoma. The competitive advantages include efficacy against secondary cancerous growths elsewhere in the body, no restrictions on the genetics of the tumors or individuals, non-toxicity to normal cells, and being complementary and synergistic with other therapeutics. Development Stage:
Pre-clinical, preparing for Phase I Clinical Trials.

GeneMax Drug Discovery - Peptide Transfer Assay: The peptide transfer assay is a novel and sophisticated cell-based assay designed to evaluate compounds and drugs for their ability to stimulate or suppress the immune response. Its application is to identify compounds effective in the treatment of cancer, infectious diseases, and autoimmune diseases. This technology is expected to be of significant interest to pharmaceutical companies, companies with natural product libraries, anti-sense or gene libraries or proprietary rights to chemical compounds (e.g. combinatorial chemistry companies). Development Stage:
Ready for development for high-throughput screening and partnering.

GeneMax Notable Milestones:

o May 2000: Results of GeneMax's TAP immuno-therapy technology, successfully tested in animals against small cell lung cancer, were published in Nature Biotechnology, a prestigious industry journal.

o Fall 2000: GeneMax creates a Scientific Advisory Board including Dr. James Hogg, Dr. Victor Ling and Dr. Bernard Moss.

o June 2001: GeneMax Signed a collaboration agreement with Salus Therapeutics of Salt Lake City relating to their anti-sense technology and GeneMax's Peptide Transfer Assay, with the object of identifying compounds which block TAP expression, especially for organ transplant applications.

o January 2001: GeneMax joined CANVAC (Canadian Network for Vaccines and Immunotherapeutics of Cancer and Chronic Viral Diseases), an association of government, universities and biotechnology companies, as a corporate affiliate, resulting in a grant for funding of part of GeneMax's TAP program.

o April 2001: GeneMax TAP technology was corroborated in the April 26, 2001 Nature journal paper "IFNg and lymphocytes prevent primary tumor development and shape tumor immunogenicity".

o July 2001: Science Council of British Columbia grant approved for prostate cancer and TAP project.

o    March 2002: U.S. Patent Office granted for use of TAP-1 against all tumors


GeneMax Management and Directors:

Ronald L. Handford, BASc, MBA, President & CEO and Director. Mr. Handford was previously CEO of a CDNX-listed company, Investment Officer at the International Finance Corporation in Washington D.C. and Vice President at Barclays Bank.

Dr. Wilfred Jefferies, Chief Scientific Officer and Director. Dr. Jefferies received his D.Phil. from Oxford and is a Professor of Medical Genetics, Microbiology and Immunology, and a member of the Biomedical Research Centre and the Biotechnology Laboratory at UBC. Dr. Jefferies was also the founder of Synapse Technologies Inc.

Dr. Julia Levy, Chairman. Past President & CEO of QLT Inc. Dr. Levy was recently appointed an Officer of the Order of Canada. QLT progressed under her leadership from R&D through FDA approval and commercialization of Visudyne(TM).

James D. Davidson, Director. Mr. Davidson is founder of Agora Publishing and a director of several private companies.

Alan P. Lindsay, Director. Mr. Lindsay is Chairman and CEO of MIV Therapeutics Inc., a medical device and drug delivery company and past Chairman and CEO of Azco Mining Inc., an AMEX-listed company.

Dr. Calvin R. Stiller, Director. Dr. Stiller is a Professor of Medicine, University of Western Ontario and co-Director of Immunology at the John P. Robarts Research Institute, London Ontario. He co-founded two venture capital funds, the Canadian Medical Discoveries Fund and the Canadian Science and Technology Growth Fund

Dr. Timothy Vitalis, Director of Research and Development. Prior to joining GeneMax he was a Senior Scientist at Synapse Technologies Inc., a Vancouver based biotechnology company, where he was responsible for pre-clinical development.

The acquisition will require the issue of approximately 11,500,000 restricted common shares. Subsequent to completion, the Company contemplates a name, trading symbol, and CUSIP number change commensurate with its new business direction. As of the date of this news release, the Company's common shares trade under the symbol "EDVS" on the OTCBB.

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For further information:
--------------------------------------------------------------------------------
Contact:  Grant Atkins
Phone: (360) 332-7734    Fax: (360) 332-1643

SAFE HARBOR STATEMENT
THIS NEWS RELEASE MAY INCLUDE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH RESPECT TO ACHIEVING CORPORATE OBJECTIVES, DEVELOPING ADDITIONAL PROJECT INTERESTS, THE COMPANY'S ANALYSIS OF OPPORTUNITIES IN THE ACQUISITION AND DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN."